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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Information" and to the use of our report dated January 31, 1997 in Amendment No. 2 to the Registration Statement (Form SB-2, No. 333-31481) and related Prospectus of Integrated Surgical Systems, Inc. for the registration of 4,062,500 shares of its common stock and warrants to purchase 325,000 shares of its common stock.


                                                               ERNST & YOUNG LLP

Sacramento, California

November 12, 1997